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                                 EXHIBIT 23(a)

       (23)(a)           Consent of Deloitte & Touche.


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-3377 of First Security Corporation on Form S-3 of our report dated February 22, 1996, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Salt Lake City, Utah
August 14, 1996